Exhibit 10.1

Execution Version

LIMITED WAIVER

This LIMITED WAIVER (this “Waiver”) is made as of March 29, 2023, by and among DRAGONFLY ENERGY CORP. (“Borrower”), DRAGONFLY ENERGY HOLDINGS CORP. (F/K/A CHARDAN NEXTECH ACQUISITION 2 CORP) (“Holdings”), the Lenders signatory hereto (the “Required Lenders”), and ALTER DOMUS (US) LLC, as agent on behalf of the Lenders under the Loan Agreement (as hereinafter defined) (in such capacity, the “Agent”).

WHEREAS, Borrower, Holdings, the Required Lenders and the Agent are parties to that certain Term Loan, Guarantee and Security Agreement dated as of October 7, 2022, (as amended, modified, extended, restated, replaced, and/or supplemented from time to time, the “Loan Agreement”);

WHEREAS, pursuant to Section 4.2(a) of the Loan Agreement, the Credit Parties are required to measure the Senior Leverage Ratio as of the last day of the Fiscal Quarter ending March 31, 2023 if Liquidity (Average) is less than $17,500,000 as of the last day of the Fiscal Quarter ending March 31, 2023 (the “Senior Leverage Ratio Test”);

WHEREAS, pursuant to Section 4.2(c) of the Loan Agreement, the Credit Parties are required to measure the Fixed Charge Coverage Ratio for the trailing four (4) Fiscal Quarter period ending on March 31, 2023 if Liquidity is less than $15,000,000 as of the last day of the Fiscal Quarter ending March 31, 2023 (the “Fixed Charge Coverage Ratio Test” and together with the Senior Leverage Ratio Test, the “Tests”); and

WHEREAS, the Credit Parties have requested that the Agent and the Required Lenders waive the Tests for the Fiscal Quarter ending March 31, 2023 and, subject to the satisfaction of the conditions set forth below, each of the Agent and the Required Lenders are willing to waive the Tests for the Fiscal Quarter ending March 31, 2023 on the terms set forth herein.

NOW THEREFORE, the Credit Parties, the Required Lenders and the Agent each hereby agrees as follows:

1. Defined Terms. All terms used but not otherwise defined herein have the meanings assigned to them in the Loan Agreement.

2. Limited Waiver. Effective in accordance with Section 3 hereof, each of the Agent and the Required Lenders hereby waives the Tests for the Fiscal Quarter ending March 31, 2023; provided that such waiver is applicable only to the Tests for the Fiscal Quarter ending March 31, 2023 and to no other current or prospective financial covenants under the Loan Agreement, whether known or unknown as of the Effective Date.

3. Conditions to Effectiveness. This Waiver shall become effective as of the date first written above (the “Effective Date”) upon the satisfaction of the below:

(a) counterparts of this Waiver shall have been executed and delivered by the Credit Parties, the Agent and the Required Lenders;

(b) the Borrower shall have paid the legal fees and expenses of Chapman and Cutler LLP, counsel for the Required Lenders, incurred in connection with the preparation, negotiation, execution and delivery of this Waiver and other services rendered in connection with the Loan Agreement prior to the date hereof; and

(c) the Borrower shall have paid the legal fees and expenses of Holland & Knight LLP, counsel for the Agent, incurred in connection with the preparation, negotiation, execution and delivery of this Waiver and other services rendered in connection with the Loan Agreement prior to the date hereof.

4. Representations, Warranties and Covenants.

(a) The Credit Parties represent and warrant that after giving effect to this Waiver, the representations and warranties contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).

(b) The Credit Parties represent and warrant that after giving effect to this Waiver, no Default or Event of Default will have occurred and be continuing on and as of the Effective Date.

5. Loan Document. This Waiver is designated a Loan Document by the Agent.

6. Full Force and Effect. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents. Except as expressly amended hereby, the Loan Agreement shall continue unmodified and in full force and effect in accordance with the provisions thereof on the date hereof. This Waiver shall be limited precisely as drafted and shall not imply an obligation on the Agent or any Lender to consent to any matter on any future occasion. As used in the Loan Agreement, the terms “Agreement,” “this Agreement,” “this Loan Agreement,” “herein,” “hereafter,” “hereto,” “hereof” and words of similar import shall mean, unless the context otherwise requires, the Loan Agreement as modified by this Waiver.

7. CHOICE OF LAW. THIS WAIVER SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

8. Counterparts. This Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to be as effective as an original signature page delivered manually.

9. Headings. The headings of this Waiver are for the purposes of reference only and shall not affect the construction of this Waiver.

10. Successors and Assigns. The provisions of this Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Waiver without the prior written consent of the Agent.

11. Severability. The illegality or unenforceability of any provision of this Waiver or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

[Signature pages follow]

2

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER:	DRAGONFLY ENERGY CORP.

	By:	/s/ Denis Phares
	Name:	Denis Phares, Ph.D.
	Title:	Chairman & CEO

HOLDINGS :	DRAGONFLY ENERGY HOLDINGS CORP. (F/K/A
CHARDAN NEXTECH ACQUISITION 2 CORP.)

	By:	/s/ Denis Phares
	Name:	Denis Phares, Ph.D.
	Title:	Chairman & CEO

Signature Page to Limited Waiver

AGENT:	ALTER DOMUS (US) LLC

	By:	/s/ Pinju Chiu
	Name:	Pinju Chiu
	Title:	Associate Counsel

Signature Page to Limited Waiver

LENDERS:	ENERGY IMPACT CREDIT FUND I LP

	By:	Energy Impact Credit Fund I GP LLC, its general partner

	By:	/s/ Harry Giovani
	Name:	Harry Giovani
	Title:	Authorized Signatory

ENERGY IMPACT CREDIT FUND II LP

By:	Energy Impact Credit Fund II GP LLC, its general partner

By:	/s/ Harry Giovani
Name:	Harry Giovani
Title:	Authorized Signatory

Signature Page to Limited Waiver

BP HOLDINGS XVII LP

By:	BPC AS Cayman LLC, its General Partner
By:	BPC AS LLC, its Manager

By:	/s/ Michael Haynes
Name:	Michael Haynes
Title:	Portfolio Manager

Signature Page to Limited Waiver